                          AMERALIA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   RESTATED CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000

                                    CONTENTS

Independent Auditors' Report................................................ 3

Consolidated Balance Sheets................................................. 4

Consolidated Statements of Operations....................................... 6

Consolidated Statements of Stockholders' Equity............................. 7

Consolidated Statements of Cash Flows...................................... 15

Notes to the Consolidated Financial Statements............................. 17

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders of
AmerAlia, Inc. and Subsidiary
(A Development Stage Company)
Rifle, Colorado

We have audited the accompanying consolidated balance sheets of AmerAlia, Inc. and Subsidiary (a development stage company) as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 2001, 2000 and 1999 and from the beginning of the development stage on July 1, 1992 through June 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AmerAlia, Inc. and Subsidiary (a development stage company) as of June 30, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years ended June 30, 2001, 2000 and 1999 and from the beginning of the development stage on July 1, 1992 through June 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company has suffered recurring losses and has not established a current source of revenue. Together these factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 15 to the consolidated financial statements, certain errors were discovered regarding the capitalization of loan guarantee fees which resulted in understatements of the assets and equity as well as overstating the net loss for the years ended June 30, 2001 and June 30, 2000.


HJ & Associates, LLC
Salt Lake City, Utah
September 20, 2001, except Note 15 which is January 24, 2002

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      Restated Consolidated Balance Sheets

                                     ASSETS


                                                               June 30,
                                                     ---------------------------
                                                         2001           2000
                                                     -----------     -----------
CURRENT ASSETS

 Cash (Note 1)                                       $   143,215     $     4,980
 Restricted cash (Note 1)                                 42,863              --
 Related party receivables (Note 2)                       54,720          57,071
 Prepaid expenses                                        248,667          30,152
                                                     -----------     -----------

    Total Current Assets                                 489,465          92,203
                                                     -----------     -----------

FIXED ASSETS, net (Notes 1 and 4)                         28,712          24,524
                                                     -----------     -----------

OTHER ASSETS

 Lease acquisition, exploration and development
 costs (Notes 3 and 10)                                5,536,337       4,145,266
 Plant construction in progress (Note 3)               8,057,108       6,994,642
 Deferred financing costs (Note 1)                       414,678         247,523
 Loan guarantee fees, net (Note 1)                       104,723              --
 Note receivable - related party (Note 2)                 15,000          20,000
 Interest receivable                                       3,879           2,713
 Deposits and bonds                                      115,650             650
                                                     -----------     -----------

    Total Other Assets                                14,247,375      11,410,794
                                                     -----------     -----------

    TOTAL ASSETS                                     $14,765,552     $11,527,521
                                                     ===========     ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                Restated Consolidated Balance Sheets (Continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                       June 30,
                                                             ------------------------------
                                                                 2001              2000
                                                             ------------      ------------
CURRENT LIABILITIES

 Accounts payable                                            $    370,208      $    727,812
 Royalties payable (Note 9)                                       429,167           354,167
 Bank overdraft                                                        --            38,356
 Guarantee fees payable (Note 11)                               1,415,000           520,000
 Accrued expenses (Note 11)                                        28,689            91,862
 Due to related parties (Note 5)                                  187,948           131,762
 Notes payable (Note 6)                                         9,725,583         5,504,000
 Interest payable                                                  73,170           110,815
                                                             ------------      ------------

    Total Current Liabilities                                  12,229,765         7,478,774
                                                             ------------      ------------

COMMITMENTS AND CONTINGENCIES (Note 9)                                 --                --
                                                             ------------      ------------

STOCKHOLDERS' EQUITY

 Preferred stock, $0.05 par value; 1,000,000 authorized;
  82 and 2,986 issued and outstanding,  respectively                    4               149
 Common stock, $0.01 par value; 100,000,000 shares
  authorized; 12,042,276 and 8,765,699 issued and
  outstanding, respectively                                       120,423            87,657
 Additional paid-in capital                                    19,424,422        19,068,338
 Prepaid construction costs (Note 3)                           (1,223,000)       (1,300,000)
 Accumulated deficit                                          (15,786,062)      (13,807,397)
                                                             ------------      ------------

     Total Stockholders' Equity                                 2,535,787         4,048,747
                                                             ------------      ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 14,765,552      $ 11,527,521
                                                             ============      ============


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statements of Operations

                                                                                             From the
                                                                                             Beginning
                                                                                          of Development
                                                                                              Stage on
                                                  For the Years Ended June 30,            July 1, 1992 to
                                      ------------------------------------------------        June 30,
                                          2001              2000              1999              2001
                                      ------------      ------------      ------------    ---------------
                                       (Restated)        (Restated)                         (Restated)
REVENUES                              $         --      $         --      $         --      $         --

EXPENSES

  General and administrative             1,539,607         1,523,717         1,910,792         9,129,436
  Depreciation and amortization             10,883            11,225             9,056            92,078
                                      ------------      ------------      ------------      ------------

     Total Expenses                      1,550,490         1,534,942         1,919,848         9,221,514
                                      ------------      ------------      ------------      ------------

LOSS FROM OPERATIONS                    (1,550,490)       (1,534,942)       (1,919,848)       (9,221,514)
                                      ------------      ------------      ------------      ------------

OTHER INCOME (EXPENSE)

  Other income                                  --                --                --                29
  Investment income                             --                --                --            89,760
  Interest expense                        (186,187)         (357,535)          (18,519)       (1,180,770)
  Other financing costs                   (174,372)               --                --          (174,372)
  Interest income                           13,334            39,891            36,752           332,741
  Gain on settlement of debt                    --            53,800                --            53,800
  Foreign currency gain (loss)                  --                --                14           (63,572)
                                      ------------      ------------      ------------      ------------

     Total Other Income (Expense)         (347,225)         (263,844)           18,247          (942,384)
                                      ------------      ------------      ------------      ------------

NET LOSS BEFORE INCOME TAX
 EXPENSE                                (1,897,715)       (1,798,786)       (1,901,601)      (10,163,898)

  Income tax expense                            --                --                --                --
                                      ------------      ------------      ------------      ------------

NET LOSS                              $ (1,897,715)     $ (1,798,786)     $ (1,901,601)     $(10,163,898)
                                      ============      ============      ============      ============

BASIC NET LOSS PER SHARE              $      (0.17)     $      (0.22)     $      (0.31)
                                      ============      ============      ============

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                     10,892,214         8,269,928         6,229,634
                                      ============      ============      ============


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Consolidated Statements of Stockholders' Equity

                                        Preferred Stock              Common Stock       Additional
                                    ------------------------  ------------------------    Paid-in   Subscription Accumulated
                                      Shares        Amount       Shares       Amount      Capital    Receivable    Deficit
                                    -----------  -----------  -----------  -----------  ----------- ------------ -----------
Balance at July 1, 1992
 (beginning of development stage)            --  $        --    1,803,627  $    18,036  $ 4,449,738  $       --  $(3,797,189)

Shares issued for cash at $2.99
 per share                                   --           --      421,250        4,213    1,255,787          --           --

Shares issued for payment
 of obligations at $2.05 per share           --           --        7,312           73       14,927          --           --

Change in cumulative
 adjustment account                          --           --           --           --           --          --           --

Net loss for the year ended
 June 30, 1992                               --           --           --           --           --          --     (392,712)
                                    -----------  -----------  -----------  -----------  -----------  ----------  -----------

Balance at  June 30, 1992                    --           --    2,232,189       22,322    5,720,452          --   (4,189,901)

Issuance of Series A preferred
 stock for cash at $1.50 per share      666,666       33,333           --           --      966,667          --           --

Issuance of fractional shares
 on reverse split                            --           --           67           --           --          --           --

Shares issued in acquisition
 of Rock School lease at $3.00
 per share                                   --           --       50,000          500      149,500          --           --

Change in cumulative
 adjustment account                          --           --           --           --           --          --           --

Net loss for the year ended
 June 30, 1993                               --           --           --           --           --          --     (524,482)
                                    -----------  -----------  -----------  -----------  -----------  ----------  -----------

Balance at June 30, 1993                666,666  $    33,333    2,282,256  $    22,822  $ 6,836,619  $       --  $(4,714,383)
                                    -----------  -----------  -----------  -----------  -----------  ----------  -----------


                                        Other
                                    Comprehensive
                                        Income
                                    -------------
Balance at July 1, 1992
 (beginning of development stage)    $    22,211

Shares issued for cash at $2.99
 per share                                    --

Shares issued for payment
 of obligations at $2.05 per share            --

Change in cumulative
 adjustment account                      147,000

Net loss for the year ended
 June 30, 1992                                --
                                     -----------

Balance at  June 30, 1992                169,211

Issuance of Series A preferred
 stock for cash at $1.50 per share            --

Issuance of fractional shares
 on reverse split                             --

Shares issued in acquisition
 of Rock School lease at $3.00
 per share                                    --

Change in cumulative
 adjustment account                       (3,000)

Net loss for the year ended
 June 30, 1993                                --
                                     -----------

Balance at June 30, 1993             $   166,211
                                     -----------


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
           Consolidated Statements of Stockholders' Equity (Continued)


                                              Preferred Stock               Common Stock            Additional
                                        ---------------------------   ---------------------------     Paid-in      Subscription
                                           Shares         Amount         Shares         Amount        Capital       Receivable
                                        ------------   ------------   ------------   ------------   ------------   ------------
Balance at June 30, 1993                     666,666   $     33,333      2,282,256   $     22,822   $  6,836,619   $         --


Shares issued for payment of
 obligations at $2.18 per share                   --             --         36,250            363         78,650             --

Shares issued in lieu of
 dividends at $1.50 per share                     --             --         60,000            600         89,400             --

Issuance of Series B preferred
 stock for cash at $10.00 per share           51,000          2,550             --             --        507,550             --

Subscriptions receivable on
 Series B stock                                   --             --             --             --             --        (77,904)

Dividends paid                                    --             --             --             --             --             --

Change in cumulative
 adjustment account                               --             --             --             --             --             --

Net loss for the year ended
 June 30, 1994                                    --             --             --             --             --             --
                                        ------------   ------------   ------------   ------------   ------------   ------------

Balance at June 30, 1994                     717,666   $     35,883      2,378,506   $     23,785   $  7,512,219   $    (77,904)
                                        ------------   ------------   ------------   ------------   ------------   ------------


                                                            Other
                                         Accumulated    Comprehensive
                                           Deficit         Income
                                        ------------    ------------
Balance at June 30, 1993                $ (4,714,383)   $    166,211


Shares issued for payment of
 obligations at $2.18 per share                   --              --

Shares issued in lieu of
 dividends at $1.50 per share                     --              --

Issuance of Series B preferred
 stock for cash at $10.00 per share               --              --

Subscriptions receivable on
 Series B stock                                   --              --

Dividends paid                               (90,000)             --

Change in cumulative
 adjustment account                               --         (43,000)

Net loss for the year ended
 June 30, 1994                              (568,333)             --
                                        ------------    ------------

Balance at June 30, 1994                $ (5,372,716)   $    123,211
                                        ------------    ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
           Consolidated Statements of Stockholders' Equity (Continued)



                                                Preferred Stock                  Common Stock             Additional
                                        -----------------------------   -----------------------------      Paid-in
                                            Shares          Amount          Shares          Amount         Capital
                                        -------------   -------------   -------------   -------------   -------------
Balance at June 30, 1994                      717,666   $      35,883       2,378,506   $      23,785   $   7,512,219

Shares issued for cash and
 extinguishment of debt at $1.64 per
 share                                             --              --         160,000           1,600         261,031

Shares issued in lieu of dividends
 at $1.57 per share                                --              --          71,250             713         111,287

Issuance of Series C preferred
 for cash at $80.00 per share                     750              38              --              --          59,963

Dividends paid                                     --              --              --              --              --

Payment received on Series B
 stock subscriptions                               --              --              --              --              --

Net loss for the year ended
 June 30, 1995                                     --              --              --              --              --
                                        -------------   -------------   -------------   -------------   -------------

Balance, June 30, 1995                        718,416          35,921       2,609,756          26,098       7,944,500

Shares issued in lieu of dividends
 at $1.00 per share                                --              --         107,285           1,072         106,182

Issuance of series D preferred
 stock for cash at $1,000 per share             1,435              72              --              --       1,434,958

Dividends paid                                     --              --              --              --              --

Net loss for the year ended
 June 30, 1996                                     --              --              --              --              --
                                        -------------   -------------   -------------   -------------   -------------

Balance, June 30, 1996                        719,851   $      35,993       2,717,041   $      27,170   $   9,485,640
                                        -------------   -------------   -------------   -------------   -------------



                                                                             Other
                                        Subscription      Accumulated     Comprehensive
                                         Receivable         Deficit          Income
                                        -------------    -------------    -------------
Balance at June 30, 1994                $     (77,904)   $  (5,372,716)   $     123,211

Shares issued for cash and
 extinguishment of debt at $1.64 per
 share                                             --               --               --

Shares issued in lieu of dividends
 at $1.57 per share                                --               --               --

Issuance of Series C preferred
 for cash at $80.00 per share                      --               --               --

Dividends paid                                     --         (112,000)              --

Payment received on Series B
 stock subscriptions                           77,904               --               --

Net loss for the year ended
 June 30, 1995                                     --       (1,009,917)              --
                                        -------------    -------------    -------------

Balance, June 30, 1995                             --       (6,494,633)         123,211

Shares issued in lieu of dividends
 at $1.00 per share                                --               --               --

Issuance of series D preferred
 stock for cash at $1,000 per share                --               --               --

Dividends paid                                     --         (333,216)              --

Net loss for the year ended
 June 30, 1996                                     --         (751,350)              --
                                        -------------    -------------    -------------

Balance, June 30, 1996                  $          --    $  (7,579,199)   $     123,211
                                        -------------    -------------    -------------


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
           Consolidated Statements of Stockholders' Equity (Continued)

                                                Preferred Stock                 Common Stock           Additional
                                          ---------------------------   ---------------------------     Paid-in      Subscription
                                             Shares         Amount         Shares          Amount        Capital      Receivable
                                          ------------   ------------   ------------   ------------   ------------   ------------
Balance, June 30, 1996                         719,851   $     35,993      2,717,041   $     27,170   $  9,485,640   $         --

Shares issued for cash and
 extinguishment of debt at $1.00
 per share                                          --             --        358,500          3,585        354,915             --

Shares issued in lieu of dividends
 at $1.00 per share                                 --             --        233,790          2,338        231,452             --

Issuance of Series D preferred
 stock for cash at $1,000.00 per share             405             20             --             --        404,993             --

Issuance of Series D preferred
 stock for extinguishment of
 debt at $1,000.00 per share                       100              5             --             --         99,995             --

Dividends paid                                      --             --             --             --             --             --

Additional capital contributed                      --             --             --             --        167,418             --

Net loss for the year ended
 June 30, 1997                                      --             --             --             --             --       (769,185)
                                          ------------   ------------   ------------   ------------   ------------   ------------

Balance, June 30, 1997                         720,356   $     36,018      3,309,331   $     33,093   $ 10,744,413   $         --
                                          ------------   ------------   ------------   ------------   ------------   ------------


                                                            Other
                                          Accumulated    Comprehensive
                                            Deficit         Income
                                          ------------   -------------
Balance, June 30, 1996                    $ (7,579,199)   $    123,211

Shares issued for cash and
 extinguishment of debt at $1.00
 per share                                          --              --

Shares issued in lieu of dividends
 at $1.00 per share                                 --              --

Issuance of Series D preferred
 stock for cash at $1,000.00 per share              --              --

Issuance of Series D preferred
 stock for extinguishment of
 debt at $1,000.00 per share                        --              --

Dividends paid                                (233,790)             --

Additional capital contributed                      --              --

Net loss for the year ended
 June 30, 1997                                      --
                                          ------------    ------------

Balance, June 30, 1997                    $ (8,582,174)   $    123,211
                                          ------------    ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
           Consolidated Statements of Stockholders' Equity (Continued)

                                                 Preferred Stock               Common Stock           Additional
                                          ---------------------------   ---------------------------     Paid-in      Subscription
                                             Shares        Amount          Shares         Amount        Capital       Receivable
                                          ------------   ------------   ------------   ------------   ------------   ------------
Balance, June 30, 1997                       720,356   $     36,018      3,309,331   $     33,093   $ 10,744,413   $         --

Issuance of Series D preferred
 stock for cash at $1,000.00 per share           240             12             --             --        239,988             --

Common stock sold for cash
 at $1.00 per share                               --             --        865,000          8,650        856,350             --

Offering costs                                    --             --             --             --       (240,800)            --

Foreign currency translation
 adjustment                                       --             --             --             --             --             --

Shares issued in lieu of dividends
 at $1.00 per share                               --             --        356,554          3,566        352,988             --

Conversion of preferred stock               (718,060)       (35,903)       791,666          7,917         63,987             --

Dividends paid                                    --             --             --             --             --             --

Shares canceled                                   --             --         (5,000)           (50)        (4,950)            --

Additional capital contributed                    --             --             --             --        139,954             --

Net loss for the year ended
 June 30, 1998                                    --             --             --             --             --             --
                                        ------------   ------------   ------------   ------------   ------------   ------------

Balance, June 30, 1998                         2,536   $        127      5,317,551   $     53,176   $ 12,151,930   $         --
                                        ------------   ------------   ------------   ------------   ------------   ------------

                                                           Other
                                          Accumulated  Comprehensive
                                            Deficit       Income
                                         ------------- -------------
Balance, June 30, 1997                  $ (8,582,174)  $    123,211

Issuance of Series D preferred
 stock for cash at $1,000.00 per share            --             --

Common stock sold for cash
 at $1.00 per share                               --             --

Offering costs                                    --             --

Foreign currency translation
 adjustment                                       --       (123,211)

Shares issued in lieu of dividends
 at $1.00 per share                               --             --

Conversion of preferred stock                     --             --

Dividends paid                              (392,554)            --

Shares canceled                                   --             --

Additional capital contributed                    --             --

Net loss for the year ended
 June 30, 1998                              (549,817)            --
                                        ------------   ------------

Balance, June 30, 1998                  $ (9,524,545)  $         --
                                        ------------   ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
           Consolidated Statements of Stockholders' Equity (Continued)

                                           Preferred Stock               Common Stock        Additional
                                    ---------------------------   -------------------------   Paid-in     Subscription
                                       Shares         Amount         Shares       Amount      Capital      Receivable
                                    ------------   ------------   ------------ ------------ ------------  ------------
Balance, June 30, 1998                     2,536  $        127     5,317,551  $     53,176  $ 12,151,930  $         --

Shares issued for cash and
 extinguishment of debt at $1.00
 per share                                    --            --        72,500           725        71,775            --

Shares issued for cash and
 extinguishment of debt at $1.50
 per share                                    --            --       807,500         8,075     1,203,175            --

Shares issued in lieu of dividends
 at $1.00 per share                           --            --       209,215         2,092       207,123            --

Shares issued through exercise
 of warrants at $2.00 per share               --            --     1,253,000        12,530     2,493,470            --

Issuance of Series E preferred
 stock through exercise of option
 at $929.66 per share                        450            22            --            --       418,324            --

Dividends declared                            --            --            --            --            --            --

Net loss for the year ended
 June 30, 1999                                --            --            --            --            --            --
                                    ------------  ------------  ------------  ------------  ------------  ------------

Balance, June 30, 1999                     2,986  $        149     7,659,766  $     76,598  $ 16,545,797  $         --
                                    ------------  ------------  ------------  ------------  ------------  ------------

                                                     Other
                                     Accumulated  Comprehensive
                                       Deficit       Income
                                    ------------- -------------
Balance, June 30, 1998              $ (9,524,545)  $         --

Shares issued for cash and
 extinguishment of debt at $1.00
 per share                                    --             --

Shares issued for cash and
 extinguishment of debt at $1.50
 per share                                    --             --

Shares issued in lieu of dividends
 at $1.00 per share                           --             --

Shares issued through exercise
 of warrants at $2.00 per share               --             --

Issuance of Series E preferred
 stock through exercise of option
 at $929.66 per share                         --             --

Dividends declared                      (283,865)            --

Net loss for the year ended
 June 30, 1999                        (1,901,601)            --
                                    ------------   ------------

Balance, June 30, 1999              $(11,710,011)  $         --
                                    ------------   ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
           Consolidated Statements of Stockholders' Equity (Continued)


                                           Preferred Stock               Common Stock        Additional
                                    ---------------------------   -------------------------    Paid-in    Subscription
                                       Shares         Amount         Shares       Amount       Capital     Receivable
                                    ------------   ------------   ------------ ------------ ------------  ------------
Balance, June 30, 1999                     2,986  $        149     7,659,766  $     76,598  $ 16,545,797    $      --

Shares issued for cash at $2.50
 per share                                    --            --       250,000         2,500       622,500           --

Shares issued in lieu of loan fees
 at $2.50 per share                           --            --        24,000           240        59,760           --

Shares issued for cash at $2.50
 per share                                    --            --       100,000         1,000       249,000           --

Shares issued as prepaid
 construction costs at $3.00
 per share                                    --            --       433,333         4,333     1,295,667           --

Shares issued in lieu of dividends
 at $1.00 per share                           --            --       298,600         2,986       295,614           --

Dividends declared                            --            --            --            --            --           --

Net loss for the year ended
 June 30, 2000                                --            --            --            --            --           --
                                    ------------  ------------  ------------  ------------  ------------    ---------

Balance, June 30, 2000                     2,986  $        149     8,765,699  $     87,657  $ 19,068,338    $      --
                                    ------------  ------------  ------------  ------------  ------------    ---------

                                                     Other
                                     Accumulated  Comprehensive
                                       Deficit       Income
                                    ------------- -------------
Balance, June 30, 1999              $(11,710,011)  $      --

Shares issued for cash at $2.50
 per share                                    --          --

Shares issued in lieu of loan fees
 at $2.50 per share                           --          --

Shares issued for cash at $2.50
 per share                                    --          --

Shares issued as prepaid
 construction costs at $3.00
 per share                                    --          --

Shares issued in lieu of dividends
 at $1.00 per share                           --          --

Dividends declared                      (298,600)         --

Net loss for the year ended
 June 30, 2000                        (1,798,786)         --
                                    ------------   ---------

Balance, June 30, 2000              $(13,807,397)  $      --
                                    ------------   ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
           Consolidated Statements of Stockholders' Equity (Continued)


                                            Preferred Stock               Common Stock         Additional
                                     ---------------------------   -------------------------     Paid-in     Subscription
                                        Shares         Amount         Shares       Amount        Capital      Receivable
                                     ------------   ------------   ------------ ------------  ------------   ------------
Balance, June 30, 2000                     2,986   $        149      8,765,699  $     87,657  $ 19,068,338   $         --

Shares issued in lieu of dividends
 at $1.00 per share                           --             --        149,300         1,493       147,807             --

Shares issued for financing costs
 at $2.02 per share                           --             --         22,291           223        44,777             --

Conversion of preferred stock             (2,904)          (145)     2,904,000        29,040       (28,895)            --

Shares issued for services at
 $0.75 per share                              --             --         16,000           160        11,840             --

Shares issued in lieu of loan fees
 at $1.00 per share                           --             --         30,000           300        29,700             --

Shares issued for services at
 $1.06 per share                              --             --         16,420           164        17,241             --

Shares issued for financing costs
 at $0.94 per share                           --             --         63,566           636        59,364             --

Shares issued for cash at
 $1.00 per share                              --             --         75,000           750        74,250             --

Dividends declared                            --             --             --            --            --             --

Net loss for the year ended
 June 30, 2001                                --             --             --            --            --             --
                                    ------------   ------------   ------------  ------------  ------------   ------------

Balance, June 30, 2001                        82   $          4     12,042,276  $    120,423  $ 19,424,422   $         --
                                    ------------   ------------   ------------  ------------  ------------   ------------


                                                     Other
                                     Accumulated  Comprehensive
                                       Deficit       Income
                                    ------------- -------------
Balance, June 30, 2000              $(13,807,397)  $         --

Shares issued in lieu of dividends
 at $1.00 per share                           --             --

Shares issued for financing costs
 at $2.02 per share                           --             --

Conversion of preferred stock                 --             --

Shares issued for services at
 $0.75 per share                              --             --

Shares issued in lieu of loan fees
 at $1.00 per share                           --             --

Shares issued for services at
 $1.06 per share                              --             --

Shares issued for financing costs
 at $0.94 per share                           --             --

Shares issued for cash at
 $1.00 per share                              --             --

Dividends declared                       (80,950)            --

Net loss for the year ended
 June 30, 2001                        (1,897,715)            --
                                    ------------   ------------

Balance, June 30, 2001              $(15,786,062)  $         --
                                    ------------   ------------


   The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows

                                                                                                 From the
                                                                                                 Beginning
                                                                                              of Development
                                                                                                 Stage on
                                                            For the Years Ended June 30,      July 1, 1992 to
                                                      ---------------------------------------     June 30,
                                                         2001           2000          1999          2001
                                                      -----------   -----------   ----------- ---------------
                                                       (Restated)    (Restated)                  (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                            $(1,897,715)  $(1,798,786)  $(1,901,601) $(10,163,898)
  Adjustments to reconcile net loss to net cash
   provided (used) by operating activities:
     Bad debt                                                  --            --            --       624,798
     Stock issued for services rendered                    29,405            --            --        94,405
     Depreciation and amortization                         10,883        11,225         9,056       101,656
     Exchange (gain)                                           --            --           (14)     (168,556)
     (Gain) on settlement of debt                              --       (53,800)           --       (53,800)
  Change in Operating Assets and Liabilities:
    Decrease in prepayments                                    --            --            --        18,000
    Decrease in notes receivable                               --            --            --     1,300,497
    (Increase) decrease in restricted cash                (42,863)      991,305      (991,305)      (42,863)
    (Increase) in accounts and interest
      receivable                                           (1,166)       (1,546)       (1,167)       (3,214)
    (Increase) decrease in related party receivables        2,351       (14,063)      (25,334)      (54,720)
    (Increase) in prepaid expenses                       (218,515)          (70)      (30,082)     (248,667)
    (Increase) decrease in deposits and bonds            (115,000)       25,256       (25,906)     (115,650)
    (Increase) decrease in other assets                  (256,365)     (222,020)     (110,000)     (588,385)
    Increase (decrease) in due to related parties          56,186       122,429       (35,354)      106,646
    Increase (decrease) in accounts payable and
      royalties payable                                  (282,604)      624,595       146,173       790,571
    Increase in accrued expenses                            5,177         3,643        19,836        28,656
    Increase in guarantee fees payable                    895,000       520,000            --     1,415,000
    Increase (decrease) in interest payable               (37,645)      109,525           860       (45,896)
    Increase (decrease) in contingent liabilities              --      (303,800)      303,800            --
                                                      -----------   -----------   -----------  ------------

          Net Cash Provided (Used) in
             Operating Activities                      (1,852,871)       13,893    (2,641,038)   (7,005,420)
                                                      -----------   -----------   -----------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Lease acquisition, exploration and development
    expenditures                                       (1,271,584)     (977,482)     (255,000)   (4,426,956)
  Plant construction in progress                         (985,466)   (5,744,642)   (1,250,000)   (7,980,108)
  Liquidation of RIT investment                                --            --       418,346       418,346
  Purchase of property and equipment                      (15,071)      (11,547)      (26,261)     (118,147)
  Cash paid on note receivable related                         --            --       (25,000)      (25,000)
  Cash received from notes receivable                       5,000         5,000            --      (134,853)
                                                      -----------   -----------   -----------  ------------

          Net Cash (Used) in Investing Activities     $(2,267,121)  $(6,728,671)  $(1,137,915) $(12,266,718)
                                                      -----------   -----------   -----------  ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)

                                                                                               From the
                                                                                              Beginning
                                                                                            of Development
                                                                                               Stage on
                                                       For the Years Ended June 30,         July 1, 1992 to
                                                 ------------------------------------------     June 30,
                                                     2001           2000           1999          2001
                                                 ------------   ------------   ------------ ---------------
                                                  (Restated)     (Restated)                    (Restated)
CASH FLOWS FROM FINANCING ACTIVITIES

  Cash received from issuance of stock           $     75,000   $    875,000   $  3,574,000   $  9,241,596
  Increase (decrease) in bank overdraft               (38,356)        32,654          1,116             --
  Cash received from notes                          4,221,583      5,500,000        198,217     10,478,805
  Payments on note payable                                 --             --       (389,475)      (612,658)
  Additional capital contributed                           --             --             --        307,372
                                                 ------------   ------------   ------------   ------------

      Net Cash Provided by Financing Activities     4,258,227      6,407,654      3,383,858     19,415,115
                                                 ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH                       138,235       (307,124)      (395,095)       142,977

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR                                      4,980        312,104        707,199            238
                                                 ------------   ------------   ------------   ------------

CASH AND CASH EQUIVALENTS AT
 END OF YEAR                                     $    143,215   $      4,980   $    312,104   $    143,215
                                                 ============   ============   ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION

  Income taxes                                   $         --   $         --   $         --   $         --
  Interest                                       $    223,832   $    248,010   $     17,659   $    751,215

NON-CASH FINANCING ACTIVITIES

  Common stock issued for payment of
   obligations                                   $     30,000   $     60,000   $    215,750   $    698,781
  Common stock issued for services rendered      $     29,405   $         --   $         --   $     94,405
  Common stock issued for financing costs        $    105,000   $         --   $         --   $    105,000
  Payment of preferred stock dividends through
   the issuance of additional common and
   preferred stock                               $    149,300   $    298,600   $    209,215   $  1,592,713
  Common stock issued as prepaid construction
   costs                                         $         --   $  1,300,000   $         --   $  1,300,000


  The accompanying notes are an integral part of these consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a.  General Development of the Business

         AmerAlia, Inc. (AmerAlia) was originally incorporated as Computer Learning Software, Inc. under the laws of the State of Utah on June 7, 1983 and renamed AmerAlia, Inc. in January 1984. AmerAlia acquired various investments in Australia which have since been sold.

         Since 1989, AmerAlia has been primarily engaged in establishing a chemical business in the manufacture of sodium bicarbonate and related products. AmerAlia purchased an interest in, and subsequently acquired, a federal sodium lease in Colorado, USA. AmerAlia's lease contains a substantial, naturally occurring, rare deposit of sodium bicarbonate, commonly known as baking soda.

         AmerAlia's primary objective is to use solution mining to recover sodium bicarbonate for sale to the animal feed, industrial, pharmaceutical and food grade markets. The production of sodium bicarbonate also enables the production of soda ash, caustic soda and other sodium chemicals commonly used in the manufacture of glass, detergents and a variety of inorganic and organic chemicals. Sodium bicarbonate is also used as an agent for flue gas desulfurization, a market AmerAlia expects to expand with the national clean air effort. AmerAlia proposes to construct and operate a 150,000 ton per year design capacity facility in two or three phases. AmerAlia submitted its mining plans to the Bureau of Land Management which has found that the project would have no significant environmental impact. This finding, combined with the permits AmerAlia has received from state and local agencies, allows AmerAlia to begin construction on the lease.

         During October 2000, AmerAlia formed a wholly-owned subsidiary, Natural Soda, Inc. (NSI), to hold AmerAlia's soda assets and conduct its soda business. The consolidated financial statements present the consolidated financial statements of Ameralia, Inc. and its subsidiary, Natural Soda, Inc. Collectively they are referred to herein as the "Company".

         b. Accounting Method

         The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a June 30, year-end.

         c. Cash and Restricted Cash

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         The Company had $42,863 in restricted cash at June 30, 2001 held in a certificate of deposit with a bank to cover costs associated with the water monitoring wells and the restoration of the land.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         d. Fixed Assets

         Fixed assets are stated at cost, less accumulated depreciation. Depreciation is determined using the straight-line method over the estimated useful lives of the assets ranging from 3 to 7 years. Expenditures for property additions and betterments are capitalized at cost. Maintenance and repairs are charged to expense when incurred.

         e. Income Taxes

         At June 30, 2001, the Company had net operating loss carryforwards of approximately $11,000,000 that may be offset against future taxable income from the year 2000 through 2021. No tax benefit has been reported in the June 30, 2001 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

         The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:


                                              For the Years Ended
                                                   June 30,
                                       -----------------------------------
                                          2001         2000         1999
                                       ---------    ---------    ---------
Income tax benefit at statutory rate   $ 921,000    $ 849,000    $ 722,600
Change in valuation allowance           (921,000)    (849,000)    (722,600)
                                       ---------    ---------    ---------

                                       $      --    $      --    $      --
                                       =========    =========    =========

              Deferred tax assets are comprised of the following:

                                                June 30,
                                       --------------------------
                                           2001          2000
                                       -----------    -----------
Income tax benefit at statutory rate   $ 4,189,000    $ 3,268,000
Valuation allowance                     (4,189,000)    (3,268,000)
                                       -----------    -----------

                                       $        --    $        --
                                       ===========    ===========

         Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         f. Use of Estimates

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         g. Basic Net Loss Per Share

         The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding during the period of the consolidated financial statements as follows:

                               For the Years Ended
                                     June 30,
                        ----------------------------------------
                           2001           2000           1999
                        ---------      ----------      ---------
Loss (numerator)       $ (1,897,715)   $(1,798,786)   $(1,901,601)
Shares (denominator)     10,892,214      8,269,928      6,229,634
Per share amount       $      (0.17)   $     (0.22)   $     (0.31)

         The Company's outstanding stock purchase warrants and options have been excluded from the basic net loss per share calculation as they are anti-dilutive.

         h. Concentrations of Risk

         The Company maintains several accounts with financial institutions. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's balances occasionally exceed that amount. The Company also maintains a cash account with a brokerage firm. This account is not insured by the Federal Deposit Insurance Corporation.

         Credit losses, if any, have been provided for in the consolidated financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual risks, or significant risks in the normal course of its business.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         i. Deferred Financing Costs and Loan Guarantee Fees

         The Company has incurred costs of $830,000 and $520,000 as of June 30, 2001 and 2000, respectively, as loan guarantee fees. The portion of the fees associated to the development of the Rock School Lease have been capitalized and are included in the lease development costs. The balance are being amortized over the life of the loan. In addition, the Company has incurred costs of $414,678 and $247,523 as of June 30, 2001 and 2000, respectively, in connection with establishing a long-term financing package for approximately $32,000,000 for the construction of a plant for the recovery and production of the sodium bicarbonate. This amount will be amortized over the life of the long-term financing agreement once established.

         j. Change in Accounting Principles

         The Company has adopted the provisions of FASB Statement No. 138 "Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)" Because the Company had adopted the provisions of FASB Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principle had no material effect on the Company's consolidated financial statements.

         The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standard for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principle had no material effect on the Company's consolidated financial statements.

         The Company has adopted the provisions of FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)" This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principle had no material effect on the Company's consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         k. Pronouncements Issued Not Yet Adopted

         In July, 2001, the Financial Accounting Standards Board issued two statements - Statement 141, Business Combinations, and Statement 142, Goodwill and Other Intangible Assets, which will potentially impact the Company's accounting for its intangible assets.

         Statement 141:

         o Eliminates the pooling method for accounting for business combinations.

         o Requires that intangible assets that meet certain criteria be reported separately from goodwill.

         o Requires negative goodwill arising from a business combination to be recorded as an extraordinary gain.

         Statement 142:

         o Eliminates the amortization of goodwill and other intangibles that are determined to have an indefinite life.

         o Requires, at a minimum, annual impairment tests for goodwill an other intangible assets that are determined to have an indefinite life.

         Upon adoption of these Statements, the Company is required to:

         o Re-evaluate goodwill and other intangible assets that arose from business combinations entered into before July 1, 2001. If the recorded other intangibles assets do not meet the criteria for recognition, they should be reclassified to goodwill. Similarly, if there are other intangible assets that meet the criteria for recognition but were not separately recorded from goodwill, they should be reclassified from goodwill.

         o Reassess the useful lives of intangible assets and adjust the remaining amortization periods accordingly.

         o   Write-off any remaining negative goodwill.

         The Company has not yet completed its full assessment of the effects of these new pronouncements on its financial statements and so is uncertain as to the impact. The standards generally are required to be implemented by the Company in its 2002 consolidated financial statements.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         l. Principles of Consolidation

         The consolidated financial statements include those of AmerAlia, Inc. and its wholly-owned subsidiary, Natural Soda, Inc.

         All material intercompany accounts and transactions have been eliminated.

         m. Equity Securities

         Equity securities issued for services rendered have been accounted for at the fair market value of the securities on the date of issuance.

         n. Stock Options

         The Company applies Accounting Principles Board ("APB") 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for all stock option plans. Under APB 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

         FASB Statement 123, "Accounting for Stock-Based Compensation" (SFAS No. 123"), requires the Company to provide proforma information regarding net income (loss) and net income (loss) per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes options pricing model using the following assumptions. The U.S. Treasury rate for the period equal to the expected life of the options was used as the risk-free interest rate. The expected life of the options is one to five years. The volatility used was 1.312% based upon the historical price per share of shares sold. There are no expected dividends.

         Under the accounting provisions of SFAS No. 123, the Company's net loss for the years ended June 30, 2001, 2000 and 1999 would have changed from the reported net loss as follows:

                            2001              2000          1999
                            ----              ----          ----
Net loss:
    As reported          $(1,897,715)     $(1,798,786)   $(1,901,601)
    Pro forma             (1,918,517)      (1,798,786)    (1,901,601)

Net loss per share:
    As reported          $     (0.17)     $     (0.22)   $     (0.31)
    Pro forma                  (0.18)           (0.22)         (0.31)

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000

NOTE 2 - RELATED PARTY RECEIVABLES

         The Company occasionally issues advances to related parties who have supported the Company over the years. The balance due from related parties at June 30, 2001 and 2000 totals $54,720 and $57,071, respectively. These advances are non-interest bearing and are due on demand.

         The Company also loaned an officer of the Company $25,000 during the year ended June 30, 1999 as part of his employment agreement. Interest is payable on the loan at 7.0% per annum, payable quarterly. Accrued interest receivable at June 30, 2001 and 2000 was $3,879 and $2,713, respectively. As part of the agreement, the Company will cancel $5,000 of the principal amount each year on the anniversary date of the employment agreement until paid in full. In the event of termination for any reason, the entire unpaid principal is due within 30 days of the termination date. The principal balance outstanding at June 30, 2001 and 2000 was $15,000 and $20,000, respectively.

NOTE 3 - LEASE ACQUISITION, EXPLORATION AND DEVELOPMENT COSTS

         In December 1992, the Company acquired from an unrelated party ("Kinder"), BLM Sodium Lease C-0119985 known as the Rock School Lease, including 1,320 acres, in Rio Blanco County, Colorado, USA. The Company acquired the Rock School Lease for consideration comprising (i) a cash payment of $600,000; (ii) the issuance of 50,000 shares of common stock; and (iii) commencing July 1, 1994, the reservation of a production royalty of $2 per ton which was amended January 1, 1996 to $1.50 per ton for all production, due and payable on the last day of the month following the month of production provided that a minimum annual royalty of $100,000 (which was changed to $75,000 on January 1, 1996) be paid monthly in arrears. A further condition of the lease acquisition agreement with Kinder is that all minimum royalty payments will be credited against any future liability which exceeds the minimum royalty (see Note 9). Kinder assigned all of its rights, title and interest in the federal lease to the Company. Kinder also agreed to provide all documentation, files and records in its possession pertaining to the exploration of and development plans for the Rock School Lease; warranted that it had not assigned to any third party or dealt in any way with its interest in the Rock School Lease and granted the Company an option to acquire its royalty interest. The assignment of the interest in the Rock School Lease from Kinder was approved by the BLM on January 1, 1996.

         The Rock School Lease was renewed July 1, 2001 for a period of ten years and is renewable under terms and conditions prescribed by the Secretary of the Interior. The lease is currently undeveloped, although the adjoining lease has been brought into production. The Company has the permits to construct the mining facilities. The Company is required to provide an approximate $1,400,000 reclamation bond on the site prior to full commencement.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000

NOTE 3 - LEASE ACQUISITION, EXPLORATION AND DEVELOPMENT COSTS (Continued)

         The Company has entered into a construction agreement dated May 14, 1999 with a Delaware corporation doing business as U.S. Filter Corporation and HPD Products (US Filter) to design, manage and construct a sodium bicarbonate solution mining and production plant on the Rock School Lease for an amount not to exceed $33,200,000. As of June 30, 2001 and 2000, the Company had advanced a total of $6,902,803 and $6,384,397, respectively, to U.S. Filter for the construction of the plant. Field construction will begin once long-term financing is available. The Company has also capitalized certain costs related to the construction of the plant totaling $1,154,305 and $610,245 for the years ended June 30, 2001 and 2000, respectively, bringing the total capitalized costs at June 30, 2001 and 2000 to $8,057,108 and $6,994,642, respectively.

         In addition, during the year ended June 30, 2000, the Company issued 433,333 shares of its outstanding common stock valued at $3.00 per share as prepaid construction costs related to the plant construction, for a total value of $1,300,000. These costs are reclassified as plant construction costs as the services are performed. During the year ended June 30, 2001, $77,000 of the costs were reclassified as plant construction costs for services performed on the development of the plant during the year. Since the prepaid amount was the result of a stock issuance, the amount is being shown in the equity section of the accompanying balance sheet at June 30, 2001 and 2000.

         Subject to the Company obtaining satisfactory long-term financing, US Filter will complete the design and construction of the mine and processing plant for the Company, guarantee the plant's performance and advance the costs of construction to Company.

         While the Company has executed a non-binding statement of terms with a major, international financial institution to provide credit support for a $32 million loan facility which would be used to repay US Filter, the proposed financing was subject to the Company meeting certain conditions by June 30, 2001. In order for the proposed financing to become binding, these and other requirements would need to be met before the issue of a commitment letter.

         If the Company is unable to obtain the long-term financing, U.S. Filter has the right to cease any further work on the project and recover damages from the Company. As a result of an amendment to the agreement with U.S. Filter, U.S. Filter holds a security interest in the Company's Rock School Lease.

         The Company is one of three companies holding federal leases which cover a unique, major natural resource of nahcolite (naturally occurring sodium bicarbonate). The Company has performed surface geological investigation of the 1,320 acre lease and has reviewed data assembled by other investigators in the Piceance Creek Basin, including a 1974 report published by the United States Geological Survey entitled "Stratigraphy and Nahcolite Resources of the Saline Facies of the Green River Formation, Rio Blanco County, Colorado." (John R. Dyni, USGS Report 74-56). This report analyzed the results of a detailed study of ten core holes from the saline zone, including a core hole known as Dunn 20-1 which is approximately 800 feet to the east of the Company's proposed initial mine site on the Rock School lease.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000

NOTE 3 - LEASE ACQUISITION, EXPLORATION AND DEVELOPMENT COSTS (Continued)

         From this core hole, the total nahcolite content of the saline zone in this area was estimated at 315 tons per square mile. Using this figure translates to a total nahcolite content of the Rock School Lease of 649 million short tons for the 1,320 acre lease. Due to lateral persistence of this deposit, which allows correlation of beds over distances of many miles, it is reasonable to assume that the concentrations found in the Dunn 20-1 hole also exist beneath the Rock School Lease.

         Based on the foregoing information, the Company believes that the nahcolite deposit within the Rock School Lease is of significant size. However, not all of this resource can be recovered with existing technology. Until the resource is brought into production or until substantial additional engineering work is accomplished, the viability of economic recoverability cannot be established.

         The Company has capitalized costs associated with the acquisition of the lease site and certain other costs associated with the development of the resource. The Company has installed five water monitoring wells and have collected base line data required by the Division of Minerals and Geology. The last data was collected in February 2001, completing the regulatory requirements necessary to begin solution mining activities. Total costs capitalized as of June 30, 2001 and 2000 were $5,536,337 and $4,145,266, respectively. All other costs incurred in developing the resource are expensed as period costs.

NOTE 4 - FIXED ASSETS

         Fixed assets at June 30, 2001 and 2000 are as follows:

                                               June 30,
                                          ---------------------
                                            2001        2000
                                          --------    --------
Vehicle                                   $     --    $ 31,960
Equipment                                   52,838      61,916
Less accumulated depreciation              (24,126)    (69,352)
                                          --------    --------

                                          $ 28,712    $ 24,524
                                          ========    ========

         Depreciation expense for the years ended June 30, 2001, 2000 and 1999 was $10,883, $11,225 and $9,056, respectively.

NOTE 5 - DUE TO RELATED PARTIES

         The Company owed $187,948 and $131,762 to affiliates of the Company at June 30, 2001 and 2000, respectively. This liability is comprised of advances to the Company, accrued compensation and unpaid directors fees.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000


NOTE 6 - NOTES PAYABLE

                                                                                          June 30,
                                                                                  -----------------------
                                                                                     2001         2000
                                                                                  ----------   ----------
              Notes payable consist of the following amounts:

              Note payable to investor; unsecured, due on
               demand; at 10% interest                                            $    4,000   $    4,000

              Note payable to an individual; unsecured, due on
               July 1, 2001; interest at the prime rate (8.50% at
               June 30, 2001)                                                        300,000      300,000

              Note payable to a financial institution, principal and interest due June 19, 2002, interest at prime plus 1% (floating), secured by related party
               guarantee agreements                                                  500,000           --

              Note payable to financial institution; principal and interest due
               December 1, 2001; interest at 6.75% at June 30, 2001; secured by
               a related party guarantee agreement                                 8,921,583    5,200,000
                                                                                  ----------   ----------

                   Total Notes Payable                                            $9,725,583   $5,504,000
                                                                                  ==========   ==========

NOTE 7 - OFFICER COMPENSATION

         The Company paid $150,000 and $150,000 to Gunn Development Pty. Ltd. and has paid or accrued $133,000 and $55,000 to Ahciejay Pty. for management fees during the years ended June 30, 2001 and 2000, respectively. These companies are affiliates of Mr. Bill H. Gunn, Chairman and President of AmerAlia, and Mr. Robert van Mourik, Executive Vice President, Chief Financial Officer, Secretary & Treasurer. On June 1, 1998, the Company appointed Mr. John Woolard as an Executive Vice President. Previously, Mr. Woolard had been employed as a consultant under a consulting agreement. The Company paid $150,000 and $150,000 in total compensation to Mr. Woolard during the years ended June 30, 2001 and 2000, respectively. Additional fees totaling $382 and $25,972 have been paid to Jacinth Pty. Ltd., an affiliate of Robert Cameron, a director of the Company for the years ended June 30, 2001 and 2000, respectively. In addition, directors earned fees of $14,000 each. The liabilities to related parties include these fees (See Note 5).

         In June 1996, the Company agreed to grant 70,000 Stock Appreciation Rights ("SAR's") to Mr. Bill Gunn. At any time after the share price has sustained an average bid price of more than $3.50 for a six month period before June 28, 2006, a holder of SAR's may require the Company to exchange its SAR's, in whole or in part at the holder's option, for an issuance of restricted common stock at $1.50 per share on a one-for-one basis. If a holder of a SAR ceases to be a director or employee of the Company prior to the conversion of all its SAR's, then the remaining SAR's are canceled.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000

NOTE 8 - OUTSTANDING STOCK OPTIONS AND PURCHASE WARRANTS

         During the year ended June 30, 2001, the Board of Directors of the Company approved the 2001 Stock Option Plan, under which employees, consultants, officers and directors may be granted stock options. The total number of shares of common stock as to which options may be granted under the plan is 1,000,000. The Company has not granted any options under this plan.

         The Board of Directors also approved the 2001 Directors' Incentive Plan whereby each director (who is not an employee or officer) is granted an option to purchase 75,000 shares at a current market price when a person joins the Board of Directors. In addition, options to purchase 37,500 shares are granted to each such director sitting at July 1 of each year. The exercise price for these options is the average market price during the month of June preceding each grant date, and the options have a three-year term. All options under this plan are exercisable six months after the date of grant.

         A summary of the status of the Company's stock options and warrants as of June 30, 2001 and changes during the year ended June 30, 2001 are presented below:

                                            Weighted     Weighted
                              Options,       Average     Average
                              Warrants      Exercise    Grant Date
                              and SAR's      Price      Fair Value
                             ----------    ----------   -----------
Outstanding, June 30, 2000    1,307,000    $     2.98   $     0.00
    Granted                     720,000          1.10         0.06
    Expired/Canceled           (542,000)         5.08         0.00
    Exercised                        --            --           --
                             ----------    ----------   ----------

Outstanding, June 30, 2001    1,485,000    $     1.31   $     0.03
                             ==========    ==========   ==========

Exercisable, June 30, 2001    1,485,000    $     1.31   $     0.03
                             ==========    ==========   ==========

         The following summarizes the exercise price per share and expiration date of the Company's outstanding options and warrants to purchase preferred and common stock at June 30, 2001:

                            Expiration Date        Price          Number
                            ---------------        -----          ------
                            March 31, 2002         $1.09          100,000
                            March 31, 2003         $1.50          150,000
                            December 31, 2003      $1.50           60,000  (See Note 9)
                            April 30, 2005         $1.09          550,000
                            April 30, 2006         $1.09           12,500
                            April 30, 2007         $1.09           12,500
                            April 30, 2008         $1.09           25,000
                            June 28, 2006          $1.50          505,000
                            June 28, 2006 (SAR's)  $1.50           70,000  (See Note 7)
                                                                ---------
                                                                1,485,000
                                                                =========

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000


NOTE 8 - OUTSTANDING STOCK OPTIONS AND PURCHASE WARRANTS (Continued)

         During the year ended June 30, 2001, 720,000 options were granted pursuant to the 2001 Directors' Incentive Plan, no options were exercised and 542,000 expired.

         During the year ended June 30, 2000, no options or warrants were exercised or expired.

         During the year ended June 30, 1999, 363,333 options and warrants expired and options for 1,253,000 common shares were exercised.

NOTE 9 - COMMITMENTS AND CONTINGENT LIABILITIES

         The Company is a party to certain claims and lawsuits arising from its business activities.

         In 1993, the Company entered into an engineering contract with Raytheon Engineering (Raytheon) for the design and construction of a processing plant for the Rock School Lease. The Company rescinded the contract claiming that Raytheon was late in providing engineering plans and testing and that their work was substandard. Raytheon had an outstanding invoice due them for approximately $303,800. During the year ended June 30, 2000, the amount was settled for $250,000 and the claim was dropped, resulting in a gain on settlement of debt of $53,800 for the year ended June 30, 2000.

         Marvin Hudson, a former officer and employee of the Company has alleged that the Company breached an employment agreement. The Company claims that the agreement was fraudulent and void and intends on vigorously contesting the claim. The litigation is scheduled for trial in April 2002 and the Company believes it has a valid defense and intends to defend its case vigorously. The outcome or potential loss cannot currently be reasonably determined.

         On December 10, 1992, the Company acquired the Rock School Lease from Kinder; the acquisition terms were amended by Kinder and the Company on January 1, 1996. As amended, the acquisition agreement provides for the following consideration:

         1. Commencing January 1, 1996, the reservation of a production royalty of $1.50 per ton for all production, due and payable on the last day of the month following the month of production subject to a minimum annual royalty of $75,000 in arrears;

         2. Starting January 1, 1996, the establishment of a consulting arrangement between Kinder and the Company providing for an annual consulting fee of $25,000 payable monthly in arrears.

         Minimum amounts due are as follows:

                        2002                          $100,000
                        2003                           100,000
                                                      --------

                             Total                    $200,000
                                                      ========

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000

NOTE 9 - COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

         These payments will continue while the Company holds the Rock School Lease. Royalties payable as of June 30, 2001 and 2000 were $429,167 and $354,167, respectively.

         As discussed in Note 3, the payment of the minimum annual royalties accrues credits which the Company can offset against future royalty liabilities if they exceed the minimum annual royalty due. The total of these credits at June 30, 2001 was $562,500.

         In April 1999 (effective November 1998), the Company entered into an employment contract with its Vice-President of Operations for a period of five years. Pursuant to the employment agreement, the officer will receive a salary of $100,000 per annum, plus bonuses and salary increases. The Company also granted the officer options to acquire 100,000 shares of common stock at an exercise price of $1.50 per share, through December 31, 2003. 20,000 of those options vested upon signing the agreement and the remaining options vest annually through November 2002.

NOTE 10 - RECOVERABILITY OF LEASE ACQUISITION AND EXPLORATION COSTS

         The recoverability of this investment is dependent upon the Company developing mining operations on the lease so that the profitability of mining operations, or prospective mining operations, is sufficient to enable the Company to be able to sell its investment and recover the lease acquisition and exploration costs, as well as any subsequent capitalized expenditures.

NOTE 11 - ACCRUED EXPENSES

         Accrued expenses consist of the following at June 30, 2001 and 2000, respectively:

                                          2001      2000
                                        -------   -------
Accrued dividends                       $ 6,304   $74,650
Payroll taxes                            22,385    12,495
Other                                        --     4,717
                                        -------   -------

    Total                               $28,689   $91,862
                                        =======   =======

         The Company entered into an agreement with the Mars Trust on September 13, 1999 for the purpose of establishing a loan with Bank of America, N.A. (Note 6). The Company subsequently borrowed $4.2 million from Bank of America for one year. The Mars Trust facilitated the loan by guaranteeing its repayment in a manner satisfactory to the bank. To compensate the Trust, the Company agreed to pay an amount equal to 10% per year of the amount guaranteed, payable in shares of the Company's restricted common stock valued according to a formula based on future market prices of the Company's common stock. On January 20, 2000, the Mars Trust facilitated a further loan for $1 million and again, in July 2000, for $2.126 million. Additional guaranty agreements provided for the same level of fees. In September 2000, the Company and the Mars Trust amended the guaranty agreements to aggregate the three guaranties into a single guaranty for a total loan of $7.326 million.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000


NOTE 11 - ACCRUED EXPENSES (Continued)

         On December 1, 2000, the Company renegotiated the Mars Trust Guaranty in order to borrow a further $1.6 million from the Bank of America and to extend the maturity date for the combined loans to December 1, 2001. The total guaranty fee has now increased to $1,350,000 and will be met through the issue of a number of shares to be determined by future events. The fee is not payable until after the Company announces its permanent financing or a strategic alliance for the development of the Rock School Project. The Company agreed that if, during the term of the Guaranty, it appeared that arrangements for the development of the Rock School Project are not reasonably forthcoming, the Board will determine whether other actions may be in the best interest of the Company's shareholders. The Company granted the Trust security over the Company's entire interest in Natural Soda, Inc., a wholly-owned subsidiary formed to acquire the Company's entire interest in the Rock School Project and the Rock School Lease, as collateral for the repayment of the entire loan and the Trust's liability under this Guaranty.

         The Company also entered into a Guarantee Agreement on June 6, 2001 with two individuals to guarantee the repayment of the $500,000 note payable with Harris Bank (Note 6) in the event of default. The Company has agreed to pay the individuals a guarantee fee equal to 13% of the loan proceeds ($65,000), payable in restricted shares of common stock with the number of shares determined by future market prices but not to exceed $2.50 per share.

NOTE 12 - PREFERRED STOCK

         There are 82 shares of Series E preferred stock outstanding at June 30, 2001 which carry a 10% dividend payable quarterly when declared by the directors of the Company. Each share of the preferred stock was convertible into 1,000 shares of common stock until October 31, 2000. After October 31, 2000, the 82 shares are no longer convertible into common stock and have no voting rights.

NOTE 13 - GOING CONCERN

         The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to generate revenue through the manufacture and sales of its sodium bicarbonate products. However, the Company cannot begin mining the product until long-term financing for the construction of the plant is obtained and the plant completed.

                          AMERALIA, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                          (A Development Stage Company)
                             June 30, 2001 and 2000


NOTE 14 - SUBSEQUENT EVENTS

         In July 2001, the Company raised $75,000 through the issue of 75,000 shares to an accredited investor. During 2001, the Company entered into negotiations to acquire White River Nahcolite Minerals LLC ("WRNM"), the company that owns and operates the BLM leases adjoining the Rock School Lease. During July 2001, after consulting the prospective financier of the Rock School Lease development, the Company submitted a definitive offer for the purchase and has since been engaged in discussions with senior management of IMC Global, Inc., the company that owns WRNM. However, the Company has not (and may not) concluded an agreement for its purchase nor secured a definitive commitment for finance from its lender. Therefore, the Company cannot offer any assurance that it will be able to complete this transaction. If the Company can acquire WRNM, it proposes to refurbish the WRNM facilities and then expand production capability by utilizing the equipment and engineering already undertaken on the Rock School Lease project.

NOTE 15 - CORRECTIONS OF CERTAIN ERRORS

         The following is a reconciliation of the June 30, 2001 and 2000 consolidated financial statements as originally reported to the restated June 30, 2001 and 2000 financial statements:

                                                   June 30, 2001                            June 30, 2000
                                   As Reported    As Adjusted   Difference   As Reported    As Adjusted   Difference
                                   -----------    -----------   ----------   -----------    -----------   ----------
               Assets              $ 13,803,631  $ 14,765,552  $   961,921   $ 11,092,019   $11,527,521   $  435,502
               Liabilities         $ 12,229,765  $ 12,229,765  $        --   $  7,478,774   $ 7,478,774   $       --
               Stockholders Equity $  1,573,866  $  2,535,787  $   961,921   $  3,613,245   $ 4,048,747   $  435,502
               Net Loss            $  2,424,134  $  1,897,715  $  (526,419)     2,234,288   $ 1,798,786   $ (435,502)
               Loss per Share      $      (0.22) $      (0.17) $     (0.05)  $      (0.27)  $     (0.22)  $     0.05

         Differences represent capitalization of loan guarantee fees paid by the Company during the years ended June 30, 2001 and 2000. These fees were incurred to secure the financing for the Rock School Lease project development. Such capitalization is consistent with FASB Statement 34 "Capitalization of Interest Cost."